               ASSIGNMENT AGREEMENT

                      between

               EMERITUS CORPORATION
                    as Assignor


                        and

              TEXAS HCP HOLDING, L.P.
                    as Assignee


                   April 1, 1997

































El Paso, Texas
San Antonio, Texas
San Marcos, Texas

               ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT (this "Agreement"), dated as of April 1, 1997, is between EMERITUS
CORPORATION, a Washington corporation
("Assignor"), and TEXAS HCP HOLDING, L.P., a
Delaware limited partnership ("HCP").

                     RECITALS

     WHEREAS, Assignor is a party to the Purchase and Sale Agreements (as hereinafter defined) pursuant to which Assignor has the right to acquire the Properties (as hereinafter defined) which term shall include, without limitation, all of Sellers' (as hereinafter defined) right, title and interest, owned, leased or otherwise, in and to all buildings, structures and improvements now thereon, and the fixtures and equipment owned, leased or otherwise belonging to Sellers and used in connection with the operation and maintenance of said Properties, including, without limitation, any of the following: (a) furnaces, heaters, heating equipment, oil and gas burners, air conditioning equipment and ventilators, and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, outside television antennas, fences, gates, trees, shrubs, and plants; (b) all of the right, title, and interest of Sellers, if any, in and to and with respect to any land lying in the beds of ways bounding said Properties; and
(c) any easements, rights-of-way and other appurtenances, rights and privileges, benefitting, belonging or pertaining to said Properties;

     WHEREAS, pursuant to the Purchase and Sale
Agreements, Assignor has the right to assign its rights under the Purchase and Sale Agreements; and

     WHEREAS, Assignor and HCP desire that
pursuant hereto on the Closing Date (as
hereinafter defined), HCP shall have the right to receive the conveyance of the Properties from the applicable Sellers in accordance with the terms of the applicable Purchase and Sale Agreements, and simultaneously therewith that HCP, as lessor, and ESC, as lessee, shall enter into a separate lease for each of the Properties, all in accordance with the terms and conditions hereinbelow set forth.

                     AGREEMENT

     NOW, THEREFORE, in consideration of the
mutual covenants of Assignor and HCP and of the premises, Assignor hereby assigns, transfers and sets over to HCP all of Assignor's rights under the Purchase and Sale Agreements to receive the conveyance of the Properties from the applicable
Sellers in accordance with the terms of the applicable Purchase and Sale Agreements, it being expressly understood and agreed that none of the duties or obligations of Assignor under the Purchase and Sale Agreements, other than the obligation to pay the purchase price set forth below in Section 2.1 upon conveyance of good and indefeasible title to the Properties, free and clear of all liens, claims and encumbrances
(except Permitted Encumbrances (as defined below)), are delegated or otherwise transferred to HCP hereby. To the extent that the total purchase price under the Purchase and Sale Agreements is less than the total purchase price set forth in
Section 2.1 below, HCP shall pay the difference to Assignor in consideration of its entry into this Agreement. Assignor and HCP hereby further agree as follows:

                    ARTICLE I.

                    DEFINITIONS

     Section 1.1. As used in this Agreement, the following capitalized terms have the respective meanings set forth after them:

     ASSIGNOR - Emeritus Corporation, a Washington corporation. Closing the transactions taking place on the Closing Date.

     CLOSING DATE - The date on which HCP receives the conveyance of good and indefeasible title to the Properties from the applicable Sellers, free and clear of all liens, claims and encumbrances
(except Permitted Encumbrances).

     E1 PASO FACILITY - the land and improvements commonly known as Camlu Retirement Apartments located in EI Paso, Texas, consisting of the 158-unit retirement and personal care facility on the parcel of land described on Exhibit A to the El
Paso Lease.

     EL PASO LEASE - the lease of the El Paso
Property of even date herewith executed by HCP, as lessor, and ESC, as lessee.

     EL PASO PROPERTY - the EI Paso Facility
together with the El Paso Personal Property (as defined as "Personal Property" in the El Paso
Lease).

     ESC - ESC III, L.P. D/B/A TEXAS-ESC III,
L.P., a Washington limited partnership.

     FACILITIES - the El Paso Facility, the San
Antonio Facility and the San Marcos Facility.

     GOVERNMENTAL AUTHORITIES - the United States, the state, county, city and other political subdivisions in which the respective Properties are located or which exercise jurisdiction over the Properties or the construction or use of the Properties thereon for all uses contemplated by the applicable Lease, and any court, administrator, agency, department, commission, board, bureau or instrumentality or any of them which exercise jurisdiction over the respective
Properties or the construction or use of the Properties thereon for all uses contemplated by the applicable Lease.

     HAZARDOUS SUBSTANCES - as defined in the Leases.

     HCP - Texas HCP Holding, L.P., a Delaware limited partnership.


LEASES - the El Paso Lease the San Antonio Lease and the San Marcos Lease. ,

     LESSEE DOCUMENTS - collectively, this
Agreement, the deeds or other instruments of conveyance with respect to the Properties and the Leases.

     PERMITTED ENCUMBRANCES - collectively, (i) liens for taxes, assessments and governmental charges not yet delinquent and (ii) such other title exceptions as counsel for HCP may reasonably approve.

     PROPERTIES - the EI Paso Property, the San
Antonio Property and the San Marcos Property.

     PURCHASE AND SALE AGREEMENTS - (i) the
Purchase and Sale Agreement, dated November 15,
1996, by and between Triple C of Texas, a Texas
General Partnership, as seller, and Assignor, as purchaser, as amended by the First Amendment to Purchase and Sale Agreement, dated January 15,
1997, (ii) the Purchase and Sale Agreement, dated
November 15, 1996, by and between Carl and Betty
Campbell, a married couple, and Triple C
Retirement Centers, a Texas General Partnership, as sellers, and Assignor, as purchaser, as amended by the First Amendment to Purchase and Sale
Agreement, dated January 15, 1997, and (iii) the
Purchase and Sale Agreement, dated November 15,
1996, by and between San Marcos Investors, a Washington general partnership, and Development
Enterprises, Inc., a Washington corporation, as sellers, and Assignor, as purchaser, as amended by the First Amendment to Purchase and Sale
Agreement, dated January 15, 1997.

     SELLERS - Triple C of Texas, a Texas General
Partnership, Carl and Betty Campbell, a married couple, Triple C Retirement Centers, a Texas
General Partnership, San Marcos Investors, a
Washington general partnership, and Development
Enterprises, Inc., a Washington corporation.

     SAN ANTONIO FACILITY - the land and
improvements commonly known as Camlu Retirement
Apartments located in San Antonio, Texas, consisting of a 162-unit retirement and personal care facility on the parcel of land described on Exhibit A to the San Antonio Lease.

     SAN ANTONIO LEASE - the Lease of the San
Antonio Property of even date herewith executed by HCP, as lessor, and ESC, as lessee.

     SAN ANTONIO PROPERTY - the San Antonio
Facility together with the San Antonio Personal
Property (as defined as "Personal Property" in the San Antonio Lease).

     SAN MARCOS FACILITY - the land and
improvements commonly known as Camlu Retirement
Apartments located in San Marcos, Texas, consisting of an 87-unit retirement and personal care facility on the parcel of land described on Exhibit A to the San Marcos Lease.

     SAN MARCOS LEASE - the lease of the San
Marcos Property of even date herewith executed by HCP, as lessor, and ESC, as lessee.

     SAN MARCOS PROPERTY - the San Marcos Facility together with the San Marcos Personal Property (as defined as "Personal Property" in the San Marcos
Lease).

     TITLE COMPANY - Chicago Title Insurance
Company, with an address at 701 5th Avenue, Suite
1800, Seattle, Washington 98104.

                    ARTICLE II.

          TERMS OF THE SALE AND LEASEBACK

     Section 2.1. ACQUISITION. On the terms but subject to the conditions of this Agreement (i)
Assignor shall cause the applicable Sellers to convey, assign or grant, and HCP shall acquire on the Closing Date, the Properties for a purchase price equal to Twenty One Million One Hundred
Nineteen Thousand Dollars ($21,110,000). Subject to subsection 2.1(a) below, the purchase price shall be paid in cash on the Closing Date by wire transfer of immediately available funds. The total purchase price shall be allocated between the Properties as follows:

     EI Paso Property                            $
7,770,000
     San Antonio Property                    $
8,680,000
     San Marcos Property                     $
4,660,000

     ---------------
     Total:
$21,110,000

     =========

     Section 2.2. CLOSING. The Closing shall be held at the offices of Latham & Watkins, 633 West
Fifth Street, Los Angeles, California, or at such location as may otherwise be agreed upon by the parties. If the Closing does not take place on or prior to April 30, 1997, HCP may terminate this Agreement.

     Section 2.3. CONVEYANCE. On the Closing Date, subject to the terms and conditions of this Agreement, Assignor shall cause the applicable
Sellers to deliver directly or through the Title
Company, deeds to the Facilities and bills of sale for the balance of the Properties and such other instruments as shall be necessary to convey, assign or grant to HCP good and marketable title to the Properties, in each case, free and clear of all liens, claims and encumbrances (except for Permitted Encumbrances). HCP shall and Assignor shall or shall cause Sellers to execute and deliver such instruments and take such actions as either party may reasonably request in order to effectuate the purposes of this Agreement.

          (a) The deeds or other instruments of
conveyance shall be sufficient to convey good and indefeasible title, shall be duly executed and, if requested by HCP, duly acknowledged and in recordable form. Such deeds or other instruments of conveyance shall, if applicable, include the appropriate state and/or county Real Estate
Transfer Tax Declaration of Real Estate Value or other affidavit as to any tax due on gross income derived from the sale.

          (b) The conveyance to HCP of the
respective Properties on the Closing Date shall include, without limitation, subject to and in accordance with the terms of the Purchase and Sale
Agreements, all of Sellers' right, title and interest, owned or otherwise, in and to all buildings, structures and improvements now thereon, and the fixtures and equipment or other assets or rights owned, leased or otherwise belonging to Sellers and used in connection with the operation and maintenance of the Properties, including, without limitation, any of the following: (i) furnaces, heaters, heating equipment, oil and gas burners, air conditioning equipment and ventilators, and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, outside television antennas, fences, gates, trees, shrubs, and plants; (ii) all of the right, title, and interest of Sellers, if any, in and to and with respect to any land lying in the beds of ways bounding said Properties; and (iii) any easements, rights-of-way and other appurtenances, rights and privileges, benefitting, belonging or pertaining to said Properties; provided, however, that no intangible personal property relating to the trade or business operated on the Properties, such as operating licenses and good will, and no inventory or vehicles shall be conveyed to HCP, and that all such assets will be acquired by Assignor or ESC;
and Assignor will cause Sellers to execute or obtain and deliver to HCP, as applicable, on the Closing Date all proper instruments for the conveyance of such title.
          (c) On the Closing Date, HCP, as lessor, and ESC, as lessee, shall enter into the Leases and execute and deliver to the Title Company for recordation memoranda thereof in form and substance satisfactory to HCP and Assignor.

     Section 2.4. PRORATIONS. Taxes, assessments, water, sewer charges, premiums on existing insurance policies, rents or any other items pertaining to the Properties shall be prorated at the Closing between Sellers and Assignor inasmuch as all such items which are the responsibility of Assignor under the terms of the Purchase and Sale
Agreements, will be the responsibility of ESC pursuant to the Leases.

     Section 2.5. COMMITMENT FEE DEPOSIT. Assignor has paid HCP a commitment fee deposit of One
Hundred Ten Thousand Dollars ($110,000). HCP will be entitled to retain such commitment fee deposit in its entirety if the transactions contemplated herein do not close because Assignor chooses another financing source; otherwise, the commitment fee will be applied against HCP's out of pocket costs related to the transactions contemplated with respect to the Lessee Documents and the balance shall be refunded to Assignor.
Upon Assignor's request, HCP will provide reasonable evidence in writing of its out of pocket costs to Assignor.

     Section 2.6. COSTS AND EXPENSES.

          (a) All costs and expenses related to
the transactions contemplated with respect to the Lessee Documents other than HCP's Costs (as defined below), shall be paid for (as between HCP and Assignor) by Assignor, including (i) documentary transfer taxes, documentary stamp taxes, sales and similar taxes and all other taxes applicable to the transactions contemplated herein together with interest and penalties, if any, thereon, but excluding any income taxes of HCP;
(ii) all legal fees and disbursements of Assignor's counsel incurred in connection with the preparation of the Lessee Documents and the conveyance of the Properties to HCP; (iii) all costs relating to owner's title insurance commitments and policies and chain of title reports and ALTA surveys; and (iv) fees arising out of Assignor's inspection for Hazardous
Substances and Assignor's engineering fees and all other consulting fees not expressly included within HCP's Costs. In addition, Assignor shall pay fifty percent (50%) of HCP's Costs in excess of One Hundred Ten Thousand Dollars ($110,000).
Nothing herein shall be construed as modifying or amending any rights (as between Assignor and Sellers) which Assignor has under the Purchase and Sale Agreements to seek contribution from Sellers for some or all of the costs described herein.

          (b) HCP shall be responsible for the
payment of HCP's legal fees (including in-house costs) and HCP's appraisal, engineering and environmental fees and travel costs related to the transactions contemplated with respect to the Lessee Documents (collectively, "HCP's Costs") up to One Hundred Ten Thousand Dollars ($110,000).
HCP shall pay fifty percent (50%) of HCP's Costs in excess of One Hundred Ten Thousand Dollars
($110,000).

     Section 2.7. NATURE OF HCP'S INTEREST. HCP is only purchasing the Properties and is acquiring no interest, other than as a lessor pursuant to the Leases (including any security interests granted pursuant thereto), in the trade or business operated by Seller or to be operated by ESC with respect to the Properties.

                   ARTICLE III.

   CONDITIONS TO THE OBLIGATION OF HCP TO CLOSE

     The obligations of HCP hereunder are subject to the following conditions. Should any condition not be fulfilled or waived on the Closing Date to the satisfaction of HCP, HCP shall, at its option, but without waiving any rights provided in this Agreement, be relieved of all obligations under this Agreement.

     Section 3.1. COMPLIANCE BY ASSIGNOR. Assignor shall have complied with and satisfied all provisions and conditions of the Lessee Documents to be complied with or satisfied by Assignor prior to the Closing Date, and shall cause ESC to comply with and satisfy all provisions of the Lessee
Documents to be complied with or satisfied by ESC prior to the Closing Date.

     Section 3.2. RECORDATION AND COSTS. Assignor shall have (i) made arrangements for the deeds or other instruments of conveyance for the Properties being transferred to HCP, as applicable, as well as short form memoranda of the Leases, to be duly recorded or filed for recordation in the manner required by the laws of the state in which the Properties are located, and (ii) paid, or arranged to be paid, all costs and fees to be paid by Assignor pursuant to Section 2.6, and such arrangements shall be satisfactory to HCP and its counsel.

     Section 3.3. SURVEYS. HCP shall have
received, at Assignor's expense, either (a) final
"as-built" ALTA surveys of the respective
Properties done in accordance with the Minimum
Standard Detail requirements for ALTA/ACSM Land
Title Surveys jointly established and adopted by ALTA and ACSM in 1986 that meet the requirements of a Class A Survey as defined therein, certified within 30 days of the Closing Date, or (b) such other form of title surveys which are in form and substance satisfactory to HCP. Such surveys shall be certified to HCP and the Title Company as being true and accurate and shall identify thereon all easements, improvements (with dimensions in relation to the lot and building lines), building set back lines, flood plain and wetlands boundaries or other legal boundary lines of adjoining bodies of water, sewage, water, electricity, gas and other utility facilities to the points of connection (including location and size, together with the recording information concerning the documents creating easements for such facilities), driveways or other cuts in curbs, fences, rights of way, parking areas (along with the number of spaces and striping), roads and means of ingress and egress to and from the respective Properties to all public or private roads, and showing no encroachments, overlaps, conflicts or protrusions onto any adjacent property or onto any building line or easement affecting any portion of the respective Properties; and showing that all parcels comprising each respective Property are contiguous. The respective survey certificates shall include certification as to the metes and bounds description and the acreage of the respective Properties.

     Section 3.4. TITLE INSURANCE. HCP shall have received, at Assignor's expense, commitments from the Title Company satisfactory to HCP and its counsel for policies of title insurance showing title to the Properties vested in HCP as of the Closing Date subject only to the Permitted
Encumbrances. The policies, when issued, shall be in current TLTA owner's form and shall include such endorsements as HCP may reasonably require.
Each respective policy shall be in an amount equal to the value of the applicable Property, but in no event less than the portion of the purchase price attributable to the land and improvements plus
$250,000, and shall insure (i) that any
conditions, covenants and restrictions affecting the applicable Property have not been violated and that a future violation thereof will not result in a forfeiture or reversion of title; (ii) if obtainable, that all streets adjoining the applicable Property have been completed, dedicated and accepted for public maintenance and use by the appropriate governmental authorities and that the applicable Property has access to public streets;
(iii) such matters with respect to local zoning ordinances, general plans and all other applicable land use regulations, private covenants, conditions and restrictions, if any, as may be reasonably required by HCP; and (iv) over and against all parties in possession except the current occupants thereof.

     Section 3.5. FLOOD ZONE COMPLIANCE. HCP shall have received, at Assignor's expense, written statements from the Title Company or the surveyor in form and substance satisfactory to HCP to the effect that the respective Properties are not located in flood hazard areas or satisfactory evidence of the existence of flood insurance to the extent any or all of the Properties are located in a flood hazardous area.

     Section 3.6. ENVIRONMENTAL REPORTS. HCP shall have received written reports in form and substance satisfactory to HCP from a qualified geotechnical or engineering firm acceptable to HCP concerning the presence, handling, treatment and disposal of Hazardous Substances on, in or under the respective Properties.

     Section 3.7. INSURANCE. HCP shall have
received certificates of insurance fulfilling the requirements therefor set forth in the Leases, together with proof that any premiums therefor due on or prior to the Closing Date have been paid.

     Section 3.8. LETTER(S) OF CREDIT. HCP shall have received letter(s) of credit fulfilling the requirements set forth in the Leases.

     Section 3.9. LICENSES, PERMITS, APPROVALS.
HCP shall have received evidence reasonably satisfactory to it that (i) all licenses, permits, approvals and authorizations from all Governmental
Authorities required to transfer the Properties and to permit each respective Property to be used for all uses contemplated by the applicable Lease, including, if issued in the applicable jurisdiction, a permanent, unconditional certificate of occupancy and all requisite licenses have been obtained and are in full force and effect, or if all requisite licenses are not expected to be obtained by the Closing Date, HCP shall have received and approved an opinion from The Nathanson Group or other counsel to Assignor, dated as of the Closing Date, which shall summarize (a) the process of obtaining all requisite licenses, (b) the steps that have been taken to obtain all requisite licenses, (c) the remaining steps to be performed, if any, (d) the expected date of receipt of each requisite license and (e) any possible circumstances which might delay or prevent
Assignor from obtaining any requisite license; and
(ii) the zoning ordinance, general plan and all other land use regulations of the cognizant
Governmental Authorities and all private covenants, conditions and restrictions, if any, affecting each respective Property, permit the use of such Property (and reconstruction and resumption of use of such Property in the event of damage or destruction thereof or cessation of use thereof) for all uses contemplated by the applicable Lease on terms and conditions acceptable to HCP.

     Section 3.10. LITIGATION. HCP shall have reviewed and approved a written disclosure of all pending or threatened litigation or governmental proceedings (including any pending or threatened audits relating to taxes) that affect any of the Properties or are material to Assignor.

     Section 3. 11. PHYSICAL INSPECTION. HCP shall have reviewed and approved the physical condition of the Properties, including the improvements and the HVAC, electrical, plumbing and other systems, and shall have received written reports in form and substance satisfactory to HCP from a qualified engineering firm approved by HCP or an engineer employed by HCP to the effect that (i) the improvements on each respective Property have been constructed in compliance with the requirements of all laws, ordinances, rules, regulations and restrictions of record applicable thereto which materially affect the use of such Property; (ii) all public utilities, including water, sewer, gas and electricity, to the extent necessary for the operation of each respective Property, have been connected to the Property and are adequate for all uses of such Property contemplated by the applicable Lease; (iii) all means of ingress and egress, streets, parking and drainage facilities are available to service each respective Property and are adequate for all uses of such Property as contemplated by the applicable Lease; and (iv) any exceptions to HCP's title to or interest in each respective Property will not interfere with any use of such Property contemplated by the applicable Lease or cause the value of such Property to fall below the acquisition price.

     Section 3.12. RECORDS. HCP shall have
reviewed all operating reports, plans and specifications, leases and such other records pertaining to the Properties as HCP shall reasonably request.

     Section 3.13. REPRESENTATIONS AND WARRANTIES.
The representations and warranties made by Assignor in this Agreement and in any certificates delivered pursuant hereto shall be true and correct on and as of the Closing Date as if they had been made on the Closing Date.

     Section 3.14. LEASE; NO DEFAULT. No condition shall exist which, with notice or the lapse of time, or both, would constitute an Event of Default under any of the Leases on the Closing
Date.

     Section 3.15. DOCUMENTS AND CERTIFICATES. HCP shall have received and approved such corporate and other documents and certificates incident to Assignor or the transactions contemplated herein as HCP or its counsel shall reasonably request.

     Section 3.16. LEGAL OPINION. HCP shall have received and approved opinions of The Nathanson
Group or other counsel to Assignor, dated as of the Closing Date, to the effect that:

          (a) Assignor is duly organized, validly
existing and in good standing in its state of incorporation and the state in which the Properties are located; the execution and delivery of this Agreement, the Leases and the other Lessee
Documents to be executed and delivered by Assignor have been duly authorized; and this Agreement, the Leases and all other Lessee Documents to be executed and delivered by Assignor are valid, binding and enforceable against Assignor, in accordance with their terms as the enforcement of remedies may be limited by applicable creditors rights laws and governing principles of equity;

          (b) ESC is duly organized, validly
existing and in good standing in the state of Washington; the execution and delivery of the Lease and the other Lessee Documents to be executed and delivered by ESC have been duly authorized; and the Lease and all other Lessee
Documents to be executed and delivered by ESC are valid, binding and enforceable against ESC, in accordance with their terms as the enforcement of remedies may be limited by applicable creditors rights laws and governing principles of equity;

          (c) the execution and delivery of the
applicable Lessee Documents and the accomplishment of the transactions contemplated thereby do not and will not constitute an event of default under or violation of any law, regulation, decree, order, contract, or other agreement by which Assignor or ESC is or may be bound, including laws and regulations governing the use of the Properties;

          (d) to such counsel's knowledge,
Assignor and ESC have obtained all approvals and consents required by Governmental Authorities and other third parties necessary to convey, or cause to be conveyed, to HCP the Properties, to lease the Properties from HCP and operate the Properties, and all licenses, permits, other certificates, approvals and other authorizations from Governmental Authorities or other third parties which are necessary to permit the use of the Properties for all uses contemplated by the Leases, including if issued in the applicable jurisdiction, a permanent, unconditional certificate of occupancy and all requisite licenses, have been obtained and are in full force and effect, or if all requisite licenses are not expected to be obtained by the Closing Date, a summary of (i) the process of obtaining all requisite licenses, (ii) the steps that have been taken to obtain all requisite licenses, (iii) the remaining steps to be performed, if any, (iv) the expected date of receipt of each requisite license and (v) any possible circumstances which might delay or prevent Assignor from obtaining any requisite license; and

          (e) there are no pending or, to the best knowledge of such counsel, threatened proceedings by any Governmental Authority with respect to, or in any manner affecting Assignor or ESC.

     Section 3.17. MATERIAL ADVERSE CHANGE. HCP shall have received evidence satisfactory to it to the effect that no material adverse change in the financial condition, business, or prospects of (i) the Properties has occurred from September 30, 1996 to the Closing Date or (ii) Assignor or ESC has occurred from December 31, 1996 to the Closing
Date.

     Section 3.18. NON FOREIGN AFFIDAVIT. Assignor shall cause each of the Sellers to provide to HCP a certificate to the effect that such Seller is not a foreign person pursuant to Section
1445(b)(2) of the Internal Revenue Code.

     Section 3.19. CONCURRENT CLOSING.
Concurrently on the Closing Date, HCP shall receive the conveyance from the applicable Sellers of all of such Sellers' right, title and interest, owned, leased or otherwise in and to the Properties and simultaneously therewith HCP, as lessor, and ESC, as lessee, shall enter into the Leases.

                    ARTICLE IV.

 CONDITIONS TO THE OBLIGATION OF ASSIGNOR TO CLOSE

     The obligations of Assignor hereunder are subject to the following conditions. Should any condition not be fulfilled to the satisfaction of Assignor on the Closing Date, or waived by Assignor, Assignor shall, at its option, but without waiving any rights provided in this Agreement, including without limitation, Section
2.5 hereof, be relieved of all obligations under this Agreement.

     Section 4.1. COMPLIANCE WITH AGREEMENT. HCP shall have complied with all of the provisions of this Agreement to be complied with by HCP prior to or as of the Closing Date.

     Section 4.2. REPRESENTATIONS AND WARRANTIES.
The representations and warranties made by HCP in this Agreement and in any certificates delivered pursuant hereto shall be true and correct on and as of the Closing Date as if they had been made on the Closing Date.

     Section 4.3. CONCURRENT CLOSING. Concurrently on the Closing Date, HCP shall receive the conveyance from the applicable Sellers of all of such Sellers' right, title and interest, owned, leased or otherwise in and to the Properties and simultaneously therewith HCP, as lessor, and ESC, as lessee, shall enter into the Leases.

                    ARTICLE V.
  REPRESENTATIONS AND WARRANTIES AND COVENANTS OF
                    THE PARTIES

     Section 5. I. REPRESENTATIONS AND WARRANTIES
OF ASSIGNOR. Assignor represents and warrants as follows:

          (a) Assignor is a corporation duly
organized, validly existing and in good standing under the laws of. its state of incorporation and is, or will be on the Closing Date, duly qualified and authorized to do business in the states in which the Properties are located in accordance with local law. Assignor has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and all other instruments provided for herein to which it is a party and to carry out the transactions contemplated herein.

          (b) ESC is duly organized, validly
     existing and in good standing
under the laws of the state of Texas and is, or will be on the Closing Date, duly qualified and authorized to do business in the states in which the Properties are located in accordance with local law. ESC has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of all instruments provided for herein to which it is a party and to lease from HCP pursuant to the Leases, the Properties.

          (c) This Agreement has been, and on the
Closing Date all other Lessee Documents will have been, duly authorized, executed and delivered by Assignor.

          (d) The execution and delivery of the
Lessee Documents, compliance with the provisions thereof and the consummation of the transactions therein contemplated by Assignor and ESC will not result in (i) a breach or violation of (a) any law or governmental rule or regulation applicable to Assignor or ESC now in effect; (b) any provision of the Articles of Incorporation or By-Laws of Assignor or the limited partnership agreement of ESC; (c) any judgment, order or decree of any court or Governmental Authority binding upon Assignor or ESC; or (d) any agreement or instrument to which Assignor or ESC is a party or by which it is bound; (ii) the acceleration of any obligation of Assignor or ESC; or (iii) the creation of any lien, claim or encumbrance other than the Leases upon the Properties.

          (e) To the best of Assignor's knowledge, Sellers have and can convey to HCP good and marketable fee simple title to the Properties, free and clear of all liens, restrictions and encumbrances except for Permitted Encumbrances, provided that, to the best of Assignor's knowledge, none of the Permitted Encumbrances, individually or in the aggregate, materially impairs the use of any of the Properties or any portion thereof, for their present purpose or results in title no longer being good and marketable. A true, correct and complete copy of the instrument or other document giving rise to each Permitted Encumbrance has heretofore been delivered to HCP.

          (f) No consent, approval or other
authorization of, or registration, declaration or filing with, any court or Governmental Authority is required for the due execution and delivery of any of the Lessee Documents by Assignor or ESC, or for the validity or enforceability of any thereof against Assignor or ESC, or for the payment of any amounts by Assignor or ESC thereunder other than the recording or filing for recordation of a short form memorandum for each of the Leases and the deed to each of the Properties.

          (g) The Purchase and Sale Agreements are in full force and effect, free of defaults by Assignor, and free of defaults by Sellers known to Assignor. The Purchase and Sale Agreements have not been amended or otherwise modified except as described in the definition of the Purchase and Sale Agreements. To the best of Assignor's knowledge, the representations and warranties of Sellers, as set forth in the Purchase and Sale
Agreements, are true and correct in all material respects.
(h) There are no actions, proceedings or investigations pending or ,
          (h) There are no actions, proceedings or investigations pending or, to the best knowledge of Assignor, threatened against Assignor or ESC before or by any court, arbitrator or Governmental
Authority which are expected, in the reasonable judgment of Assignor, to materially and adversely affect the financial condition or operations of Assignor or ESC, or their ability to carry out the transactions contemplated herein.

          (i) Assignor and ESC are solvent and
each (i) has timely filed all tax returns which ace required to be filed by it and timely paid all taxes which are required to be paid by it and (ii i is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, or Governmental Authority to which it may be subject which would, in each case or in the aggregate, adversely affect the transactions contemplated herein.

          (j) Except as otherwise disclosed in the Environmental Reports provided pursuant to Section
3.6, (i) there are no underground tanks or Hazardous Substances currently located on the Properties, (ii) to Assignor's best knowledge, the Properties have never been used for the purpose of generating, storing, disposing of, treating or transporting Hazardous Substances other than the use and storage, in accordance with applicable laws, of Hazardous Substances ordinarily used in the course of Sellers' operations at the Properties, (iii) to Assignor's best knowledge, no Hazardous Substances are present or used, stored, treated, released from or disposed of on the Properties, other than the use and storage, in accordance with applicable laws, of Hazardous
Substances ordinarily used in the course of Sellers' operations at the Properties; (iv) no enforcement, cleanup, removal or other governmental or regulatory actions are pending or, to the best of Assignor's knowledge, threatened with respect to any of the Properties; (v) there is no current or, to the best of Assignor's knowledge, prior violation or state of noncompliance with any environmental law relating to Hazardous Substances with respect to any of the Properties; (vi) no claims have been made or, to the best of Assignor's knowledge, threatened by any third party with respect to any of the Properties relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or related to any Hazardous Substance; and (,vii) to the best of Assignor's knowledge, there are no current, and have been no, businesses engaged in the storage, treatment or disposal of Hazardous Substances on any property adjacent to any of the Properties.

          (k) No eminent domain or condemnation
proceedings are pending or, to the best knowledge of Assignor threatened, with respect to any of the Properties.

          (1) To the actual knowledge of Assignor, none of the Properties are located within an area of special risk with respect to natural or man-made disasters or hazards, such as hurricanes, earthquakes, tropical storms, flood, nuclear risk or hazardous waste.

          (m) To the best of Assignor's knowledge, without any soil studies having been performed for Assignor, there are no adverse geological or soil conditions affecting any of the Properties.

          (n) Neither Assignor nor Daniel R. Baty
is retaining, or has any current intent to obtain, any direct or indirect interest in any land or project adjacent to or within one mile of any of the Properties.

          (o) Except as otherwise disclosed in the Purchase and Sale Agreements, there are no pending or, to the best knowled5e of Assignor, threatened proceedings by any Governmental Authority with respect to, or in any manner affecting, any of the Properties, or in which HCP is or will be a party by reason of its acquisition of any of the Properties, and there are no pending or, to the best knowledge of Assignor, threatened proceedings with respect to, or in any manner affecting any of the Properties or the use thereof or in which HCP or ESC is or will be a party by reason of their respective ownership and leasehold interests, including proceedings for or involving evictions, collections, taxes, condemnation or eminent domain, building code or zoning violations or personal injuries or property damage alleged to have occurred on any of the Properties or by reason of the construction of improvements on or the use and operation of any of the Properties, or any present plan or study by any Governmental
Authority which in any way challenges, affects or would challenge or affect the continued ownership or use of any of the Properties, or any street or highway servicing or adjacent to any of the Properties.

          (p) Except as disclosed in the
Engineering Reports for each of the Properties prepared by Building Analytics, dated February 18,
1997, there are no structural, electrical, plumbing, mechanical or other physical defects affecting the Properties.

          (q)

             (1)    To the best of Assignor's
     knowledge, each of the Properties and the use thereof for all uses contemplated by the applicable Lease are in material compliance with all applicable laws, regulations and ordinances, including all health, building, safety and zoning laws, regulations and ordinances;

             (2)    Local zoning ordinances,
     general plans and other applicable land use regulations and all private covenants, conditions and restrictions, if any, permit the transfer and use of the Properties (and reconstruction and resumption of use of the Properties in the event of damage or destruction thereof or cessation of use thereof for the business presently conducted thereon as a matter of right for an unlimited time period, and specifically not merely as a legal non-conforming use or any other legal status which would by its terms or by operation of law limit the duration of such use or the right to rebuild and resume use of any of the Properties for all uses contemplated by the applicable Lease in the event of damage, destruction or cessation of use of any of the Properties for any reason;

             (3)    Except as described in the
     opinions provided pursuant to Section 3.16 hereof, all licenses, permits, approvals and authorizations from all Governmental
     Authorities required to transfer the
     Properties and to permit each of the
     Properties to be used for all uses
     contemplated by the applicable Lease,
     including, if issued in the applicable
     jurisdiction, a permanent, unconditional certificate of occupancy, have been obtained and are or will be in full force and effect on or before the Closing Date or as soon as reasonably possible thereafter;

             (4)    To the best knowledge of
     Assignor, there are no outstanding
     deficiencies or work orders of any cognizant
     Governmental Authority requiring conformity to any applicable statute, regulation or ordinance pertaining to any of the Properties;

             (5)    To the best knowledge of
     Assignor, none of the Properties are subject to any notice, claim, requirement or demand of any cognizant certifying agency or Governmental Authority to rework or redesign any portion of the Properties or to provide additional fixtures, equipment or inventory so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof;

                     (6)  To the best knowledge of
Assignor, all public utilities ,
              including water, sewer, gas and
electricity, to the extent necessary for the
              operation of the Properties, have
been connected to the Properties and are
              adequate for the intended use of
each of the Properties;

             (7) To the best knowledge of
     Assignor, all means of ingress and egress, streets, parking and drainage facilities are adequate for the use of each respective
     Property for all uses contemplated by the applicable Lease;

             (8)    Assignor has delivered to -HCP
     copies of its audited financial statements
     for the year ended December 31, 1996, the
     unaudited financial statements of ESC for the
     year ended December 31, 1996 and the
     Properties' unaudited financial statements
     dated September 30, 1996, and such financial
     statements are true, correct and complete in
     all material respects, and Assignor's and
     ESC's financial statements have been prepared
     from and in accordance with the books and
     records of Assignor and ESC, respectively,
     and, to the best of Assignor's knowledge, the
     Properties' financial statements have been
     prepared from and in accordance with the
     books and records of the Properties, and such
     financial statements fairly present the
     financial position of Assignor and ESC and,
     to the best of Assignor's knowledge, the
     Properties, and the results of Assignor's and
     ESC's and, to the best of Assignor's
     knowledge, the Properties' operations at the
     date(s) and for the period(s) indicated;
     .

             (9)    Since December 31, 1996, there
     has been no material adverse change in the financial condition of Assignor or ESC from that disclosed in the financial statements described in Section 5.1(p)(8) above; and

            (10)    To the best knowledge of
     Assignor since September 30, 1996, there has been no material adverse change in the financial condition, business, or prospects of any of the Properties from that disclosed in the financial statements described in
     Section 5.1 (p)(8) above.

          (r) Neither Assignor, nor any of the
officers, employees or affiliates of Assignor has employed any broker, finder or similar agent, or entered into or will enter into any agreement with any person or firm which could result in the obligation of HCP to pay any finder's fees, brokerage fee or commission or similar payment in connection with the execution of this Agreement or the consummation of the transactions contemplated hereunder.

          (s) Neither this Agreement nor any
certificate, statement or other document furnished or to be furnished to HCP by or on behalf of Assignor or ESC in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          (t) The transactions set forth in this
Agreement are not subject to the tax withholding provisions of the Internal Revenue Code or of any other provision of law.
          (u) Each of the Sellers is a United
States person within the meaning of the Internal
Revenue Code.

     Section 5.2. REPRESENTATIONS AND WARRANTIES
OF HCP. HCP represents and warrants as follows:

          (a) HCP is a limited partnership duly
organized, validly existing and in good standing under the laws of the State of Delaware. HCP has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and all other instruments provided for herein to which it is a party and to acquire from Sellers and lease to ESC, pursuant to the Leases, the Properties and to carry out the transactions contemplated herein.

          (b) This Agreement has been, and all
other Lessee Documents to be delivered by HCP pursuant to this Agreement on or before the Closing Date, will have been, duly authorized, executed and delivered by HCP.

          (c) Neither HCP nor any of its officers, employees or affiliates has employed any broker, finder or similar agent or entered into or will enter into any agreement with any person or firm which could result in the obligation of Assignor or HCP to pay any finder's fee, brokerage fee or commission or similar payment in connection with the execution of this Agreement or the consummation of the transactions contemplated herein.

                    ARTICLE VI.

              OBLIGATIONS OF ASSIGNOR

     Section 6.1. COVENANTS OF ASSIGNOR. Prior to the Closing Date, Assignor shall (and to the extent Assignor does not control the Properties, Assignor shall use its best efforts to cause
Sellers and ESC to comply with the following covenants with respect to the Properties):

          (a) not amend any material agreement or
     other instrument related to any of the
     respective Properties or their respective businesses to which it is a party or by which it or any of the respective Properties may be bound, and Assignor shall use its best efforts to cause ESC and Sellers to not amend any material agreement or other instrument related to any of the respective Properties or their respective businesses to which ESC or any of the Sellers is a party or by which ESC, any of the Sellers or any of the respective Properties may be bound;

          (b) pay or cause to be paid all income,
property, sales and withholding taxes and all ad valorem and other taxes upon the respective
Properties and businesses operated with respect to the respective Properties as they become due but only to the extent that Assignor, ESC or any of the Sellers are responsible therefor and/or to the extent that nonpayment would result in a lien for other than current property taxes;

          (c) not dispose of or encumber any of
     the respective Properties;

          (d) not enter into or assume any
contract, agreement, obligation, lease, license or commitment related to any of the respective
Properties except in the ordinary course of business or as contemplated herein;

          (e) not do any act or omit any act which would cause a breach of any contract, commitment or obligation which would have a material adverse affect on any of the respective Properties;

                    (f) promptly advise HCP in
writing of any material adverse change in its financial position, assets or earnings, or in the financial position, assets or earnings of ESC or any of the respective Properties;

          (g) not amend, terminate or waive any
right related to any of the respective Properties or its or their respective businesses, provided, however, that nothing herein shall preclude
Assignor from making such termination as may be necessary to deliver title to the respective
Properties to HCP in accordance with the terms hereof;

          (h) not commit to make any Capital
Additions (as defined in the Leases) to the respective Properties without the written approval of HCP;

          (i) afford the officers, attorneys,
accountants, and other authorized representatives of HCP access during normal business hours to the respective Properties and to their books and records related to the transactions contemplated herein in order to afford HCP such opportunity of review, examination and investigation as HCP shall desire to make of the respective Properties and permit HCP to make extracts from, and take copies of, such books and records as may be reasonably necessary for such purposes;

                    (j) give all notices to
Governmental Authorities required by law for the transfer of the respective Properties; and

          (k) take all action as may be necessary
to comply promptly with any and all rules, regulations or orders of any Governmental
Authority affecting the respective Properties, including orders of any board of fire underwriters or other similar bodies in connection with the making of repairs and alterations, and promptly, and in no event later than seventy-two (72) hours from the time of its receipt, notify HCP of all such orders and requirements.

     Section 6.2. NOTIFICATION OF CHANGES. At any time at or prior to the Closing Date, Assignor shall promptly notify HCP of (i) any change in the condition of the respective Properties or any contiguous or neighboring property which could have a material adverse affect on any of the respective Properties, Assignor, ESC or HCP, or
(ii) any event or circumstance of which Assignor becomes aware which makes any representation or warranty of Assignor contained herein untrue or misleading, or any covenant of Assignor, ESC or HCP under this Agreement or the Leases incapable or less likely of being performed, it being understood that the obligation to provide notice to HCP under this Section shall in no way relieve
Assignor of any liability for a breach by Assignor of any of its representations, warranties or covenants contained herein, it being further understood and agreed that Assignor shall have no liability to HCP for a breach hereof in the event
HCP receives written notification from Assignor with respect to such breach and HCP elects to consummate the transactions provided for herein notwithstanding the existence of such breach.

     Section 6.3. EFFECT TRANSACTION. Assignor shall take, and shall cause ESC to take, all actions necessary or desirable to effect the transactions contemplated herein.

     Section 6.4. INDEMNIFICATION.

          (a) Assignor unconditionally and
irrevocably indemnifies and agrees to defend and hold harmless HCP from and against any and all loss, cost or expense, including reasonable attorneys' fees, arising from (i) the material breach or violation of any representation or warranty of Assignor contained herein; (ii) the failure of Assignor to satisfy or perform any covenant or other provision contained herein or in the Purchase and Sale Agreements; (iii) any material violations of any covenant, condition or restriction affecting any of the Properties; (iv) any encroachments of buildings or other improvements onto adjoining lands or onto easements or licenses or rights-of-way located on any of the Properties which is not a Permitted
Encumbrance. (v) without limiting any other provision of this Section 6.4(a), any encroachment from the El Paso Property onto the property to the southwest of the EI Paso Property (Assignor shall have the right to contest and defend any action or claim brought or made against HCP in connection with such encroachment using counsel reasonably acceptable to HCP and shall otherwise have the right to negotiate with the adjoining owners and resolve such matters in such reasonable manner and within such reasonable time as Assignor shall decide, subject to the reasonable consent of and upon reasonable notice to HCP; provided, however, that all costs and expenses, including attorney's fees, associated with the matters covered by this clause (v) shall remain the obligation of Assignor) (vi) the presence or existence of any Hazardous Substance on, in or under any of the Properties and (vii) any claims made against HCP by any of the Sellers or any third party arising out of the transactions contemplated in this Agreement or the Purchase and Sale Agreements which claims are not the result of a breach of HCP's covenants hereunder.

          (b) HCP unconditionally and irrevocably
indemnifies and agrees to defend and hold harmless
Assignor from and against any and all loss, cost or expense, including reasonable attorneys' fees, arising from (i) the material breach or violation of any representation or warranty of HCP contained herein; and (ii) the failure of HCP, to satisfy or perform any covenant of HCP or other provision with respect to HCP s obligations contained herein.

                   ARTICLE VII.

        DAMAGE DESTRUCTION OR CONDEMNATION

     Section 7.1. DAMAGE DESTRUCTION OR
CONDEMNATION. Assignor shall have the risk of loss or damage to the Properties and liability arising out of the operation of the Properties from any cause whatsoever prior to the Closing Date. In the event of any loss or damage to the Properties or condemnation of all or any portion of any of the Properties, the following procedure shall be used:

          (a) In the event that prior to the
Closing Date, a material portion of one or more of the Properties, taken individually, shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, HCP shall have the right to terminate this Agreement on written notice to Assignor which notice must be delivered within ten
(10) days after HCP receives notice of such damage, destruction or condemnation. In the event
HCP fails to exercise its termination right hereunder, then it shall be conclusively deemed to have waived said right and Assignor shall assign to HCP all of its rights to any insurance proceeds or condemnation award and all claims in connection therewith. In the event HCP exercises its termination right hereunder, the parties shall have no further rights or obligations hereunder other than any rights Assignor may have to a refund of a portion of its commitment fee pursuant to Section 2.5 hereof.

                   ARTICLE VIII.

                   MISCELLANEOUS

     Section 8.1. SURVIVAL. All agreements,
representations and warranties made by Assignor and HCP herein and in all certificates and other instruments delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of the deed or other instrument of conveyance to each of the Properties.

     Section 8.2. BROKERS. Assignor shall be
solely responsible for, and shall indemnify and hold HCP harmless from and against any and all claims for, any real estate commissions, leasing fees or similar fees arising out of or in any way relating to the purchase, sale or lease of the Properties, except in the event of breach of HCP's representation and warranty in Section 5. 2(c) hereof.

     Section 8.3. NOTICES. All notices, demands and other communications hereunder shall be in writing and delivered in accordance with the provisions therefor set forth in the Leases.

     Section 8.4. ATTORNEYS' FEES. If HCP or
Assignor brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys' fees incurred therein.

     Section 8.5. SUCCESSORS AND ASSIGNS. This
Agreement shall be binding upon HCP and Assignor and their respective successors and assigns;
provided, however, that neither the rights nor the obligations of Assignor hereunder may be assigned or delegated without the prior written consent of HCP, which such consent may be granted or withheld in its sole and absolute discretion.

     Section 8.6. NO WAIVER. Except: as otherwise specifically provided herein, no delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by HCP or Assignor of a breach of any covenant of this Agreement, shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     Section 8.7. INVALIDITY. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     Section 8. 8. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the laws of the State of Washington except to the extent the laws of the states in which the Properties are located necessarily govern.

     Section 8.9. ENTIRE AGREEMENT. This
Agreement, together with the other Lessee
Documents, the exhibits thereto and such other documents as are contemplated hereunder or thereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties.

     Section 8.10. SEVERABILITY. In the event any provision of this Agreement is deemed to be invalid, illegal or unenforceable, the remainder of the Agreement shall be valid and enforceable.

     Section 8.1 I. HEADINGS. All titles and
headings to sections, subsections, paragraphs or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto. "Including" shall mean including, without limitation, and other phrases of similar intent.

     Section 8.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written by their respective duly authorized officers.

               TEXAS HCP HOLDING, L.P., a
                Delaware limited partnership

               By: TEXAS HCP G.P. , INC. , a
                      Delaware corporation
                      Its: General Partner

                      By:
                      Its:

               EMERITUS CORPORATION,
               a Washington corporation

                      By:  /s/ Raymond R.
          Brandstrom
                            ----------------------
          --------------------
                             Raymond R. Brandstrom
                      Its:  President